Grantee:
Grant Date:
Number of Restricted Stock Units:

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of the grant date set forth above (the “Grant Date”), is made by and between Rockwell Medical, Inc., a Delaware corporation (the “Company”), and the individual set forth above, who is an employee of the Company (the “Grantee”). Any capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Company’s 2018 Long Term Incentive Plan (the “Plan”).
WHEREAS, the Plan was approved and adopted by the Company’s Board of Directors (the “Board”) and approved by the Company’s shareholders at the Company’s 2018 annual shareholder meeting and was amended and restated on each of May 18, 2020 and May 9, 2022 [and [May 23], 2023];
WHEREAS, the Company wishes to grant to the Grantee restricted stock units (the “Restricted Stock Units” or the “Award”), with each such unit representing the right to receive one share of its Common Stock (the “Common Stock”), pursuant to the terms and conditions of this Agreement and the Plan, the terms of which are incorporated by reference and made a part of this Agreement; and
WHEREAS, the Committee and the Board have determined that it would be in the best interest of the Company and its shareholders to grant the Restricted Stock Units provided for herein to the Grantee as an incentive for increased efforts during his or her service with the Company, or its subsidiaries; have approved the grant of this Restricted Stock Unit Award on the Grant Date; and have advised the Company thereof and instructed the undersigned officer to execute this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
GRANT OF RESTRICTED STOCK UNITS
1.1. Grant of Restricted Stock Units. For good and valuable consideration, on and as of the Grant Date, the Company grants to the Grantee the number of Restricted Stock Units set forth above upon the terms and conditions set forth in this Agreement. The Restricted Stock Units shall vest and become non-forfeitable, in accordance with Section 3 hereof.
ARTICLE II
ADJUSTMENTS
2.1.    Adjustments to Restricted Stock Units. In the event of a merger, statutory share exchange, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), a stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Restricted Stock Units as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the number, class and kind of securities subject to this Restricted Stock Unit Award (including, if the Committee deems appropriate, the substitution of cash or other awards denominated in the shares of another company, or other property, as the Committee may determine to be appropriate in its sole discretion). Any of the foregoing adjustments may provide for the elimination of any fractional share.
ARTICLE III
VESTING AND FORFEITURE
3.1.    Time-Based Restricted Stock Units. The Restricted Stock Units shall vest _____________________, so long as the Grantee is then continuing to serve as an employee through such dates (each, a “Vesting Date”). If the Grantee’s service as an employee terminates prior to any Vesting Date, then the unvested portion of this Award shall terminate. Notwithstanding the above, the unvested portion of these Restricted Stock Units shall immediately vest if the Grantee ceases to be an employee due to the Grantee’s death or disability occurring prior to the applicable Vesting Date.
3.2    Change in Control. Except as otherwise provided herein, upon a Change in Control, this Award shall be treated in accordance with the terms of Section 10.2 of the Plan.
ARTICLE IV
OTHER TERMS OF RESTRICTED STOCK UNIT AWARD
4.1    Rights as a Shareholder. Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Common Stock underlying the Restricted Stock Units or any portion thereof, unless and until such Restricted Stock Units shall have Vested and been settled in accordance with the following sentence. As soon as practicable following the Vesting of any portion of this Award, and in no event later than March 15th of the calendar year following the calendar year in which the applicable Vesting Date occurs, a certificate or certificates representing such shares shall be issued by the Company to the Grantee, or a book entry representing such shares shall be made and such shares shall be deposited with the appropriate registered book-entry custodian. The Company shall not be liable to the Grantee for damages relating to any delay in issuing shares or a stock certificate to Grantee, any loss of a certificate, or any mistakes or errors in the issuance of shares or a certificate to Grantee.
4.2    Dividends; Dividend Equivalents. Grantee shall not be entitled to receive any dividends or dividend equivalent rights with respect to unvested Restricted Stock Units.
4.3    Withholding. To the extent applicable, the Company shall have the right to withhold from Grantee’s compensation or to require Grantee to remit sufficient funds to satisfy applicable withholding tax obligations upon the Vesting of the Restricted Stock Units. The Company shall be authorized to take any such action as may be necessary, in the opinion of the Company’s counsel, to satisfy the Company’s obligations for payment of such taxes. Such withholding shall be conducted through mandatory share withholding at minimum required amounts owed (or such higher amount elected by such Grantee as permitted by applicable law), unless prior to such Vesting, Grantee arranges for a cash payment of the applicable tax withholding to the Company; provided, however, that in the event such Vesting occurs during a Company blackout period, Grantee shall not be permitted to arrange for a cash payment of the applicable tax withholding.
ARTICLE V
MISCELLANEOUS
5.1.    Award Not Transferable. Neither this Award of Restricted Stock Units, the shares of Common Stock subject to this Award of Restricted Stock Units nor any interest or right therein or any part thereof may be transferred, pledged, signed or otherwise alienated or hypothecated until termination of any restriction period and the issuance of shares of Common Stock in respect of any Vested Restricted Stock Units and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by applicable laws of descent and distribution, or transfers to which the Committee has given prior written consent, subject to the terms and conditions set forth in Section 11.3(a) of the Plan.
5.2    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address stated in the Company’s records. By notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to the party. Any notice, which is required to be given to the Grantee, shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.2. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or when delivered personally to the Secretary or Grantee.
5.3.    Amendment. Subject to Section 2.1 of this Agreement and the terms of the Plan, this Agreement may only be amended by a writing executed by both of the parties hereto if such an amendment would adversely affect the Grantee. Any such amendment shall specifically state that it is amending this Agreement.
5.4.    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.5    Plan Terms Control. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from the terms set forth in the Plan shall not be considered to be in conflict if the Plan permits such variations.
5.6    Clawback Policy. This Agreement, the Restricted Stock Units and any economic benefits recognized by Grantee in connection with the Restricted Stock Units are subject to the Company’s Clawback Policy as provided in the Company’s Principles of Corporate Governance, which may be amended from time to time.
IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Grant Date.
ROCKWELL MEDICAL, INC.
By:_______________________________
Name: Mark Strobeck
Title: President & CEO

                    GRANTEE:
                    __________________________________

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